NEWS RELEASE	Littelfuse Inc. 8755 West Higgins Road, Suite 500 Chicago, Illinois 60631 p: (773) 628-1000 f: (773) 628-0802 www.littelfuse.com
LITTELFUSE COMPLETES ACQUISITION OF CARLING TECHNOLOGIES
CHICAGO, IL – November 30, 2021 – Littelfuse, Inc. (NASDAQ: LFUS), an industrial technology manufacturing company empowering a sustainable, connected, and safer world, today announced the completion of its acquisition of Carling Technologies, Inc. (“Carling”). Carling has a leading position in switching and circuit protection technologies with a strong global presence in commercial transportation, communications infrastructure and marine markets.

“The combination of our companies significantly expands our technologies and capabilities, enabling critical scale," said Dave Lesperance, Vice President and General Manager, Littelfuse Commercial Vehicle Business. “The addition of Carling more than doubles the size of our commercial vehicle business, and our complementary customers, channels, and products will accelerate our growth in strategic markets. It is a pleasure to welcome the Carling employees to the Littelfuse team, and we look forward to their contributions, as we continue to execute on our long-term growth strategy.”

Carling has annualized sales of approximately $170 million and will be reported within the Littelfuse commercial vehicle business incorporated into the company’s Automotive reporting segment.

A related slide presentation is available in the Investor Relations, News & Events, Presentations section of the company’s website at Littelfuse.com.

Updated Fourth Quarter of 2021 Guidance*
With the completion of the Carling acquisition, the company now expects fourth quarter net sales in the range of $518 to $532 million and adjusted diluted EPS in the range of $2.82 to $2.98.

*Littelfuse provides guidance on a non-GAAP (adjusted) basis. GAAP items excluded from guidance may include the after-tax impact of items including acquisition and integration costs, restructuring, impairment and other charges, certain purchase accounting adjustments, non-operating foreign exchange adjustments and significant and unusual items. These items are uncertain, depend on various factors, and could be material to results computed in accordance with GAAP. Littelfuse is not able to forecast the excluded items in order to provide the most directly comparable GAAP financial measure without unreasonable efforts.

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About Littelfuse
Littelfuse (NASDAQ: LFUS) is an industrial technology manufacturing company empowering a sustainable, connected, and safer world. Across more than 15 countries, and with 12,000 global associates, we partner with customers to design and deliver innovative, reliable solutions. Serving over 100,000 end customers, our products are found in a variety of industrial, transportation and electronics end markets – everywhere, every day. Learn more at littelfuse.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995
The statements in this press release that are not historical facts are intended to constitute "forward-looking statements" entitled to the safe-harbor provisions of the Private Securities Litigation Reform Act. These statements may involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to general economic conditions; the severity and duration of the COVID-19 pandemic and the measures taken in response thereto and the effects of those items on the company’s business; product demand and market acceptance; the impact of competitive products and pricing; product quality problems or product recalls; capacity and supply difficulties or constraints; coal mining exposures reserves; cybersecurity matters; failure of an indemnification for environmental liability; exchange rate fluctuations; commodity and other raw material price fluctuations; the effect of Littelfuse, Inc.'s ("Littelfuse" or the "Company") accounting policies; labor disputes; restructuring costs in excess of expectations; pension plan asset returns less than assumed; integration of acquisitions; uncertainties related to political or regulatory changes; and other risks which may be detailed in the company's Securities and Exchange Commission filings. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated or implied in the forward-looking statements. This release should be read in conjunction with information provided in the financial statements appearing in the company's Annual Report on Form 10-K for the year ended December 26, 2020. Further discussion of the risk factors of the company can be found under the caption "Risk Factors" in the company's Annual Report on Form 10-K for the year ended December 26, 2020, and in other filings and submissions with the SEC, each of which are available free of charge on the company’s investor relations website at investor.littelfuse.com and on the SEC’s website at www.sec.gov. These forward-looking statements are made as of the date hereof. The company does not undertake any obligation to update, amend or clarify these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the availability of new information.

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Littelfuse, Inc.
Investor Contact:
Trisha Tuntland
Head of Investor Relations
(773) 628-2163

Media Contact:
Steve Schrier
Head of Corporate Communications
(773) 628-2112
media@littelfuse.com

LFUS-A
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